UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 16, 2012 (February 10, 2012)

ATLAS THERAPEUTICS CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53298	20-8758875
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Admiralty Way, Suite 500 Marina Del Rey, CA 90292
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (310) 496-5727

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported on a Current Report on Form 8-K dated December 1, 2011, on November 29, 2011, Atlas Therapeutics Corporation (the “Company”) issued notes in an aggregate amount of $400,000 (the “Notes”) to certain individuals, including a member of the Company’s board of directors (the “Note Holders”).  The Notes were to mature (the “Maturity Date”) on the earlier of (i) May 29, 2012 and (ii) the consummation by the Company of a debt or equity financing in excess of $500,000 (the “Qualified Financing”) unless earlier converted and bear interest at a rate of 18% per annum.  On February 14, 2012, in connection with the Private Placement (as defined and discussed below in Item 3.02), the Note Holders agreed that the definition of Qualified Financing will be changed from $500,000 to $2.0 million.

Item 3.02.  Unregistered Sales of Equity Securities.

Between February 10, 2012 and February 14, 2012, the Company entered into subscription agreements with certain investors pursuant to which the Company sold an aggregate of 7,250,000 shares (“Shares”) of common stock (the “Private Placement”). The Company received gross proceeds of $725,000 in the Private Placement. The Shares were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated thereunder.  All of the investors were accredited investors, there was no general solicitation or advertising in connection with the offer or sale of securities and the securities were issued with a restrictive legend.  No placement agent or underwriter was used in connection with the Private Placement and there is no commission, finder’s fee or other compensation due or owing to any party as a result of the transactions described herein.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (c) Appointment of Certain Officers

On February 10, 2012, the Company entered into an employment agreement (the “Agreement”) with Peter Levy, age 51, pursuant to which Mr. Levy will serve as the Company’s Chief Operating Officer and Executive Vice President.

Mr. Levy has most recently served as Executive Vice President of Empire Sports and Entertainment Company, a promotional and entertainment firm focused on live events from October 2010 to January 2012. From April 2010 to October 2010, he served as head of research and development for JMP Holdings, a real estate development firm maintaining a portfolio of retail, entertainment, sports, education, government projects, and residential properties. From January 1999 until April 2010, Mr. Levy was a partner and principal of Sobel & Co., LLC, Certified Public Accountants and Consultants, a regional CPA firm, where he was responsible for the firm's Sarbanes-Oxley practice, Strategic Planning, and the Corporate Integrity Unit. From March 1989 to January 1998, Mr. Levy worked at AT&T, first as a technology attorney in the Computer Systems Business Unit, and subsequently as an attorney and Senior Attorney in the Consumer Business Unit and AT&T EasyLink Services, AT&T Internet Division. In 1992, he became the division head of AT&T Advanced Consumer Enterprises, AT&T's strategic planning group responsible for researching and developing new consumer services aligned with telecommunications. From August 1985 to February 1989, he served as an attorney with Rosenman Colin Freund Lewis and Cohen, a New York law firm. Mr. Levy graduated from Harvard University in 1982 with honors, and was a recipient of the John Harvard Scholarship for Academic Distinction. Mr. Levy graduated from Cornell Law School in 1985.

Pursuant to the terms of the Agreement, Mr. Levy will work for the Company on a full-time basis and will receive an annual base salary of $200,000.  Mr. Levy will be entitled to such bonus compensation (e.g. cash, stock or other property) as determined by the Company’s board of directors in its sole discretion. In addition, Mr. Levy was granted 500,000 shares of the Company’s common stock, which shares will vest semi-annually commencing on August 10, 2012. The term of the Agreement is two years, and the Agreement will automatically renew for successive two-year periods, unless a notice of non-renewal is provided by either party within 60 days prior to the expiration date of the term.

            In the event Mr. Levy’s employment with the Company is terminated as a result of his death, his estate will be entitled to receive any accrued and unpaid compensation through the date of termination and certain benefits for six months following the date of termination. In addition, all of his unvested options will expire immediately and any vested options will expire twelve months following the date of termination.  In the event Mr. Levy’s employment with the Company is terminated as a result of a disability, he will be entitled to receive his base salary for six months following the date of termination and certain benefits for twelve months following the date of termination. In addition, all of his unvested options will expire immediately and any vested options will expire twelve months following the date of termination.

In the event Mr. Levy’s employment with the Company is terminated for any reason other than death or disability, he will be entitled to receive any accrued and unpaid compensation through the date of termination. If he is terminated without cause (as defined in the Agreement) or resigns for good reason (as defined in the Agreement), all of his unvested options will vest immediately and any vested options will expire twelve months following the date of termination. If Mr. Levy is terminated for cause, all unvested options will expire immediately and any vested options will expire three months following the date of termination. In lieu of any severance payment, Mr. Levy is entitled to receive $40,000 on the effective date of the Agreement.

The Agreement contains customary non-competition and non-solicitation provisions that extend to twelve months after termination of Mr. Levy’s employment with the Company.  Mr. Levy also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information, plans and inventions.

There are no family relationships between Mr. Levy and any of the Company’s directors or executive officers and the Company has not entered into any transactions with Mr. Levy that are reportable pursuant to Item 404(a) of Regulation S-K.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2012

ATLAS THERAPEUTICS CORPORATION

By:	/s/ J.B. Bernstein
Name: J.B. Bernstein
Title: Chief Executive Officer